GlobalNet Awarded "Best of Show" at INTERNET TELEPHONY
                          Conference & EXPO East 2006

      iDial-IP Singled Out for Innovation and Quality at Leading VoIP Event

HOUSTON, TX - February 16, 2006 - GlobalNet Corporation (Pink Sheets:
GLBT) announced today that its iDial-IP Turn-Key VoIP Solution has been named winner for a second year of a "Best of Show" award at Technology Marketing Corporation (TMC)'s INTERNET TELEPHONY Conference and EXPO East 2006. TMC reports that the conference, attended by over 8,000 people last month at the Ft. Lauderdale/Broward Convention Center in Ft. Lauderdale, FL, was the best-attended VoIP conference ever held.


"iDial-IP is a flexible private label consumer VoIP platform designed and built specifically for service providers who require performance and ease of installation," commented Mark T. Wood, GlobalNet's Chairman and Chief Executive Officer. "Our turn-key product provides ISPs and major telecom business customers with a scalable solution for becoming leaders in VoIP technology without product development investment and costly telecom equipment, inherent in building out a carrier-class VoIP Platform."

GlobalNet's iDial-IP platform is completely customizable to fit the needs of specific local markets, including custom calling plans by country or region and custom rate management for profitability control. It has a full set of the features most attractive to the end users in making the switch from traditional telephony to VoIP, including follow-me service, web based voicemail and real-time accounting. The new platform's marketing website is http://www.idialip.com.


"GlobalNet Corporation and their innovative iDial-IP platform are a standout indication of why so many enterprise buyers, developers, resellers and service providers flock to the Internet Telephony Conference & Expo," said TMC President and Conference Chairman, Rich Tehrani. "Their innovation and commitment to quality attract serious prospects to their booth. Attendees know they'll find solutions in GlobalNet's booth that can help them in their businesses today."

The Best of Show awards are presented to companies unveiling the most impressive new products or new releases at the show. Each winner displayed and demonstrated their product on the INTERNET TELEPHONY Expo show floor.

About TMC
Technology Marketing Corporation (TMC) publishes four print magazines:
Customer Interaction Solutions, Internet Telephony, SIP Magazine and IMS Magazine; as well as the digital publications, Speech-World, WiFI Telephony Magazine, VoIP Developer, IPTV Magazine and WiMAX Magazine. TMC also produces TMCnet, the world's leading communications and technology website. TMC is also the first publisher to test new products in its own on-site laboratories, TMC Labs. TMC produces INTERNET TELEPHONY Conference & EXPO, The VoIP Developer Conference, Speech-World Conference, IP Contact Center Summit and The Global Call Center Outsourcing Summit. TMCnet, ranked among the top 1,900 Web sites in the World by Alexa.com, publishes more than 20 topical online newsletters. For more information about TMC, visit http://www.tmcnet.com.

About GlobalNet Corporation
GlobalNet Corporation, a Voice over Internet Protocol (VoIP) services company, provides outbound telecommunications traffic to Latin America and counts among its customers both Tier 1 and Tier 2 carriers. GlobalNet provides international voice, data, fax and Internet services on a wholesale basis over a private IP network to international carriers and other communication service providers in the U.S. and internationally. GlobalNet's state-of-the-art IP network, utilizing the convergence of voice and data networking, offers customers economical pricing, global reach and an intelligent platform that guarantees fast delivery of value-added services and applications. More information may be obtained from our website at www.gbne.net.



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Safe Harbor for Forward-Looking Statements
Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the company's actual results in the future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, product price, volatility, product demand, market competition, risk inherent in the company's domestic and international operations, imprecision in estimating product reserves and the company's ability to replace and expand its holdings.


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Contacts:

GlobalNet Corporation
Investor Relations, 832-778-9591, ext 222 investors@gbne.net

TMC
Michael Genaro
203-852-6800, ext 142
mgenaro@tmcnet.com